Exhibit 99b1


                             MASTER TRUST AGREEMENT


                                     Between


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                              FORTUNE BRANDS, INC.


                                       And


                        FIDELITY MANAGEMENT TRUST COMPANY


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                       FORTUNE BRANDS, INC. SAVINGS PLANS
                                  MASTER TRUST







                           Dated as of October 1, 1999


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                                TABLE OF CONTENTS
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Section                                                                                              Page
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Section 1.  Definitions..................................................................................2

Section 2.  Trust........................................................................................3

Section 3.  Exclusive Benefit and Reversion of Contributions.............................................4

Section 4.  Disbursements................................................................................5
   (a)  Administrator Directed Disbursements.............................................................5
   (b)  Participant Withdrawal Requests..................................................................5
   (c)  Limitations......................................................................................5

Section 5.  Investment of Trust..........................................................................5
   (a)  Selection of Investment Options..................................................................5
   (b)  Available Investment Options.....................................................................6
   (c)  Participant Direction............................................................................6
   (d)  Mutual Funds.....................................................................................6

Section 6.  Administration of Fortune Stock Fund.........................................................7
   (a)  Investment in Fortune Common Stock...............................................................7
   (b)  Voting of Shares in Fortune Stock Fund......................................................... 11
   (c)  Tender Offers...................................................................................14
   (d)  Certain Rights Held in Fortune Stock Fund.......................................................18

Section 7.  Administration of Gallaher Fund.............................................................19
   (a)  Investment in Gallaher ADRs.....................................................................19
   (b)  Voting of Gallaher ADRs.........................................................................22
   (c)  Tendering of Gallaher ADRs......................................................................24

Section 8.  Investment Options..........................................................................28
   (a)  Participant Loans...............................................................................28
   (b)  Outside Managed Separate Investment Funds.......................................................29
   (c)  Reliance of Trustee on Directions...............................................................31

Section 9.  Trustee Powers..............................................................................31

Section 10. Recordkeeping and Administrative Services to Be Performed...................................32
   (a)  General.........................................................................................32
   (b)  Accounts........................................................................................33
   (c)  Inspection and Audit............................................................................33
   (d)  Effect of Plan Amendment........................................................................33
   (e)  Returns, Reports and Information................................................................34
   (f)  Allocation of Plan Interests....................................................................34

Section 11.  Compensation and Expenses..................................................................34

Section 12.  Directions and Indemnification.............................................................35
   (a)  Identity of Administrator and Named Fiduciaries.................................................35
   (b)  Directions from Fortune or Administrator........................................................35
   (c)  Directions from Named Fiduciary.................................................................35
   (d)  Co-Fiduciary Liability..........................................................................36
   (e)  Indemnification.................................................................................36
   (f)  Survival........................................................................................36

Section 13.  Resignation or Removal of Trustee..........................................................36
   (a)  Resignation.....................................................................................36
   (b)  Removal.........................................................................................37

Section 14.  Successor Trustee..........................................................................37
   (a)  Appointment.....................................................................................37
   (b)  Acceptance......................................................................................37
   (c)  Corporate Action................................................................................37

Section 15.  Termination................................................................................37

Section 16.  Resignation, Removal, and Termination Notices..............................................38

Section 17.  Duration...................................................................................38

Section 18.  Amendment or Modification..................................................................38

Section 19.  Electronic Services........................................................................38

Section 20.  General....................................................................................39
   (a)  Performance by Trustee, its Agents or Affiliates................................................39
   (b)  Delegation by Employer..........................................................................39
   (c)  Entire Agreement................................................................................40
   (d)  Waiver..........................................................................................40
   (e)  Successors and Assigns..........................................................................40
   (f)  Partial Invalidity..............................................................................40
   (g)  Section Headings................................................................................40

Section 21.  Governing Law..............................................................................40
   (a)  Massachusetts Law Controls......................................................................40
   (b)  Trust Agreement Controls........................................................................41

Section 22.  Plan Qualification ........................................................................41
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         MASTER TRUST AGREEMENT, dated as of the first day of October, 1999, between FORTUNE BRANDS, INC., a Delaware corporation, having an office at 1700
East Putnam Avenue, Old Greenwich, Connecticut 06870 ("Fortune"), and FIDELITY
MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an office at 82
Devonshire Street, Boston, Massachusetts 02109 (the "Trustee").

                                   WITNESSETH:

         WHEREAS, Fortune is the sponsor of the Fortune Brands Retirement Savings Plan (the "Plan"); and

         WHEREAS, a subsidiary of Fortune maintains the Fortune Brands Hourly Employee Retirement Savings Plan, and other affiliates and subsidiaries of Fortune may in the future maintain qualified defined contribution plans for the benefit of their eligible employees; and

         WHEREAS, Fortune desires to establish a single trust to hold all of the assets of the Plan and such other tax-qualified defined contribution plans maintained by Fortune, or any of its subsidiaries or affiliates, as elect to participate therein; and

         WHEREAS, the Trustee shall maintain a separate account reflecting the equitable share of each Plan in the Trust and in all investments, receipts, disbursements and other transactions hereunder, and shall report the value of such equitable share at such times as may be mutually agreed upon by the Trustee and Fortune. Such equitable share shall be used solely for the payment of benefits, expenses and other charges properly allocable to each such Plan and shall not be used for the payment of benefits, expenses or other charges properly allocable to any other Plan; and

         WHEREAS, the Trustee is willing to hold and invest the aforesaid plan assets in trust pursuant to the provisions of this Trust Agreement, which trust shall constitute a continuation, by means of an amendment and restatement, of each of the prior trusts from which plan assets are transferred to the Trustee; and

         WHEREAS, The Trustee is willing to hold and invest the aforesaid plan assets in trust among several investment options selected by Fortune; and

         WHEREAS, the Trustee is willing to perform recordkeeping and administrative services for the Plan if the services are ministerial in nature and are provided within a framework of plan provisions, guidelines and interpretations conveyed in writing to the Trustee by Fortune.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, Fortune and the Trustee agree as follows:

Section 1. Definitions. The following terms as used in this Trust Agreement have the meaning indicated unless the context clearly requires otherwise:

(a) "Administrator" shall mean, with respect to the Plan, the person or entity which is the "administrator" of such Plan within the meaning of section 3(16)(A) of ERISA.

(b) "Agreement" shall mean this Trust Agreement, as the same may be amended and in effect from time to time.

(c) "Code" shall mean the Internal Revenue Code of 1986, as it has been or may be amended from time to time.

(d) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it has been or may be amended from time to time.

(e) "Fidelity Mutual Fund" shall mean any investment company advised by Fidelity Management & Research Company or any of its affiliates.

(f) "Fortune" shall mean Fortune Brands, Inc., a Delaware corporation, or any successor to all or substantially all of its businesses which, by agreement, operation of law or otherwise, assumes the responsibility of Fortune Brands, Inc. under this Agreement.

(f) "Fortune Common Stock" shall mean the common stock of Fortune or such other publicly-traded stock of Fortune, or such other publicly-traded stock of Fortune's affiliates as meets the requirements of section 407(d)(5) of ERISA with respect to the Plan.

(g) "Fortune Stock Fund" shall mean the fund through which Trust investments in Fortune Common Stock are made.

(h) "Gallaher ADRs" shall mean American Depository Receipts of Gallaher Group Plc, a public limited company incorporated under the laws of England and Wales and a former affiliate of Fortune.

(i) "Gallaher Fund" shall mean the fund through which Trust investments in Gallaher ADRs are held.

(j) "Mutual Fund" shall refer both to Fidelity Mutual Funds and Non-Fidelity Mutual Funds.

(k) "Named Fiduciary" shall mean, with respect to the application of any provision of this Agreement to any Plan, the person or entity which is the relevant fiduciary under such Plan with respect to such matter (within the meaning of section 402(a) of the Employee Retirement Income Security Act of 1974, as amended).

(l) "Non-Fidelity Mutual Fund" shall mean certain investment companies not advised by Fidelity Management & Research Company or any of its affiliates.

(m) "Participant" shall mean, with respect to the Plan, any employee (or former employee) with an account under the Plan, which has not yet been fully distributed and/or forfeited, and shall include the designated beneficiary(ies) with respect to the account of any deceased employee (or deceased former employee) until such account has been fully distributed and/or forfeited.

(n) "Participant Recordkeeping Reconciliation Period" shall mean the period beginning on the date of the initial transfer of assets to the Trust and ending on the date of the completion of the reconciliation of Participant records.

(o) "Plan" shall mean the Fortune Brands Retirement Savings Plan and the Fortune Brands Hourly Employee Retirement Savings Plan and such other tax-qualified defined contribution plans which are maintained by Fortune or any of its subsidiaries or affiliates that elect to participate in the Trust established hereunder for the benefit of their eligible employees and which are designated by Fortune in writing to the Trustee as a Plan hereunder, such writing to be in the form of the Plan Designation Form provided by the Trustee and signed by Fortune. Each reference to "a Plan" or "the Plan" in this Agreement shall mean and include the Plan or Plans to which the particular provision of this Agreement is being applied or all Plans, as the context may require.

(p) "Reporting Date" shall mean the last day of each calendar quarter, the date as of which the Trustee resigns or is removed pursuant to Section 13 hereof and the date as of which this Agreement terminates pursuant to Section 15 hereof.

(q) "Trust" shall mean the Fortune Brands, Inc. Savings Plans Master Trust, being the trust established by Fortune and the Trustee pursuant to the provisions of this Agreement.

(r) "Trustee" shall mean Fidelity Management Trust Company, a Massachusetts trust company and any successor to all or substantially all of its trust business as described in Section 14(c). The term Trustee shall also include any successor trustee appointed pursuant to Section 14 to the extent such successor agrees to serve as Trustee under this Agreement.

Section 2. Trust. Fortune hereby establishes the Fortune Brands, Inc. Savings Plans Master Trust with the Trustee. The Trust shall consist of an initial contribution of money or other property acceptable to the Trustee in its sole discretion, made by Fortune or transferred from a previous trustee under the Plan, such additional sums of money and Fortune Common Stock as shall from time to time be delivered to the Trustee under a Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein, without distinction between principal and income. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of this Agreement.

Section 3.  Exclusive Benefit and Reversion of Contributions.

         (a) Except as provided in paragraphs (b), (c) and (d) of this Section, no part of the Trust may be used for, or diverted to, purposes other than the exclusive benefit of the Participants in the Plan or their beneficiaries prior to the satisfaction of all liabilities with respect to the Participants and their beneficiaries.

         (b) In the case of contributions made by the Plan Sponsor prior to the receipt of an initial favorable determination letter from the Internal Revenue Service ("IRS") with respect to the Plan, the Plan Sponsor may direct the Trustee to return to the Plan Sponsor those contributions and all earnings thereon within one year after the IRS refuses in writing to issue such a letter.

         (c) In the case of any portion of a contribution made by the Plan Sponsor by mistake of fact, the Plan Sponsor may direct the Trustee to return to the Plan Sponsor that portion of the contribution within one year after the payment of that portion of the contribution.

         (d) In the case of any portion of a contribution made by the Plan Sponsor and disallowed by the IRS as a deduction under section 404 of the Code, the Plan Sponsor may direct the Trustee to return to the Plan Sponsor that portion of the contribution within one year after the IRS disallows the deduction in writing.

         (e) Earnings attributable to the contributions returnable under paragraph (c) or (d) shall not be returned to the Plan Sponsor, and any losses attributable to those contributions shall reduce the amount returned.

Section 4.  Disbursements.

         (a) Administrator Directed Disbursements. The Trustee shall make disbursements in the amounts and in the manner that the Administrator directs from time to time in writing. The Trustee shall have no responsibility to ascertain such direction's compliance with the terms of the Plan (except to the extent the terms of the Plan have been communicated to the Trustee in writing) or of any applicable law or the direction's effect for tax purposes or otherwise; nor shall the Trustee have any responsibility to see to the application of any disbursement.

         (b) Participant Withdrawal Requests. Fortune hereby directs that, pursuant to the Plan, a Participant withdrawal request (in-service or full withdrawal) may be made by the Participant by telephone or such other electronic means as may be mutually agreed upon by Fortune and Trustee, and the Trustee shall process such request only after the identity of the Participant is verified by use of a personal identification number ("PIN") and social security number. The Trustee shall process such withdrawal in accordance with written guidelines provided by Fortune and documented in the Plan Administrative Manual. In the case of a hardship withdrawal request, the Trustee shall forward the withdrawal document to the Participant for execution and submission for approval to the Administrator. The Administrator shall have the responsibility for approving the withdrawal and instructing the Trustee to send the proceeds to the Administrator or to the Participant if so directed by the Administrator.

         (c) Limitations. The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement. The Trustee shall be required to make all disbursements in cash in accordance with the hierarchy of investments to be converted to cash as detailed in the Plan Administrative Manual unless the Administrator has provided written directions to the contrary.

Section 5.  Investment of Trust.

         (a) Selection of Investment Options. The Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.

         (b) Available Investment Options. The Named Fiduciary with respect to a Plan shall direct the Trustee as to the investment options in which the Trust shall be invested during the Participant Recordkeeping Reconciliation Period, and the investment options in which Plan Participants may invest, subject to the following limitations. The Named Fiduciary may determine to offer as investment options only (i) Mutual Funds, (ii) Fortune Common Stock, (iii) Gallaher ADRs,
(iv) notes evidencing loans to Participants in accordance with the terms of the Plan, and (v) portfolios of assets managed by a third party investment manager as defined in section 402(c)(3) of ERISA not affiliated with the Trustee.

         The investment options initially selected by the Named Fiduciary are identified on a Schedule of Administrative Services and a Schedule of Investment Options provided by the Trustee and signed by Fortune. The Named Fiduciary may add additional investment options with the consent of the Trustee and upon mutual amendment of this Agreement and/or Schedules, as applicable, to reflect such additions.

         (c) Participant Direction. Each Participant shall direct the Trustee in which investment option(s) to invest the assets in the Participant's individual accounts. Such directions may be made by Participants by use of the telephone exchange system, the internet, or in such other manner as may be agreed upon from time to time by Fortune and the Trustee, maintained for such purposes by the Trustee or its agent, in accordance with the written Schedule of Exchange Guidelines provided by the Trustee and signed by Fortune. In the event that the Trustee fails to receive a proper direction, the assets shall be invested in the securities of the investment option set forth for such purpose on the Schedule of Investment Options, until the Trustee receives a proper direction.

         (d) Mutual Funds. Fortune hereby acknowledges that it has received from the Trustee a copy of the prospectus for each Fidelity Mutual Fund selected by the Named Fiduciary as a Plan investment option. All transactions involving Non-Fidelity Mutual Funds shall be done in accordance with the Schedule of Operational Guidelines for Non-Fidelity Mutual Funds provided by the Trustee and signed by Fortune. Trust investments in Mutual Funds shall be subject to the following limitations:

               (i) Execution of Purchases and Sales. Purchases and sales of Mutual Funds (other than for exchanges) shall be made on the date on which the Trustee receives from Administrator in good order all information and documentation necessary to accurately effect such purchases and sales (or in the case of a purchase, the subsequent date on which the Trustee has received a wire transfer of funds necessary to make such purchase). Exchanges of Mutual Funds shall be made in accordance with the Schedule of Exchange Guidelines provided by the Trustee and signed by Fortune.

              (ii) Voting. At the time of mailing of notice of each annual or special stockholders' meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to each Participant who has shares of the Mutual Fund credited to the Participant's accounts, together with a voting direction form for return to the Trustee or its designee. Fortune shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the mutual fund shares held in any short-term investment fund or liquidity reserve. The Participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares credited to the Participant's accounts (both vested and unvested). The Trustee shall vote the shares as directed by the Participant. The Trustee shall not vote shares for which it has received no directions from the Participant. During the Participant Recordkeeping Reconciliation Period, Fortune shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares of the Mutual Funds in the Trust including Mutual Fund shares held in any short-term investment fund for liquidity reserve. With respect to all rights other than the right to vote, the Trustee shall follow the directions of the Participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no duty to solicit directions from Participants or Fortune.

Section 6.  Administration of Fortune Stock Fund.

         (a) Investment in Fortune Common Stock. Trust investments in Fortune Common Stock shall be made via the Fortune Stock Fund. Investments in the Fortune Stock Fund shall consist primarily of shares of Fortune Common Stock. In order to satisfy daily Participant exchange or withdrawal requests for transfers and payments, the Fortune Stock Fund shall also include cash or short-term liquid investments in accordance with this paragraph. Such holdings will include Colchester Street Trust: Money Market Portfolio: Class I or such other Mutual Fund commingled money market pool as agreed to by Fortune and Trustee. Fortune shall, after consultation with the Trustee, establish and communicate to the Trustee in writing a target percentage and drift allowance for such short-term liquid investments. The Trustee shall be responsible for ensuring that the actual cash held in the Fortune Stock Fund falls within the agreed upon range over time. Each Participant's proportional interest in the Fortune Stock Fund shall be measured in units of participation, rather than shares of Fortune Common Stock. Such units shall represent a proportionate interest in all of the assets of the Fortune Stock Fund, which includes shares of Fortune Common Stock, short-term investments and at times, receivables for dividends and/or Fortune Common Stock sold and payables for Fortune Common Stock purchased. The Trustee shall determine a daily net asset value ("NAV") for each unit outstanding of the Fortune Stock Fund. Valuation of the Fortune Stock Fund shall be based upon the New York Stock Exchange ("NYSE") closing price of the stock, or if unavailable, the latest available price as reported by the principal national securities exchange on which the Fortune Common Stock is traded. The NAV shall be adjusted by dividends paid on the shares of Fortune Common Stock held by the Fortune Stock Fund, gains or losses realized on sales of Fortune Common Stock, appreciation or depreciation in the market price of those shares owned, and interest on the short-term investments held by the Fortune Stock Fund, expenses that, pursuant to Fortune's direction, the Trustee accrues from the Fortune Stock Fund, and commissions on purchases and sales of Fortune Common Stock. Investments in Fortune Common Stock shall be subject to the following limitations:

                           (i) Acquisition Limit.  Pursuant to the Plan,
the Trust may be invested in Fortune Common Stock to the extent necessary to comply with investment directions in accordance with this Agreement.

                           (ii) Fiduciary Duty.  Fortune shall continually
monitor the suitability under the fiduciary duty rules of section 404(a)(1) of ERISA (as modified by section 404(a)(2) of ERISA) of acquiring and holding Fortune Common Stock. The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the directions of the Named Fiduciary with respect to the acquisition and holding of Fortune Common Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by the foregoing fiduciary duty rules or would be contrary to the terms of this Agreement.

                           (iii) Each Participant with an interest in Fortune
Common Stock (or, in the event of the Participant's death, his beneficiary) is, for the purposes of Section 6(a)(ii), hereby designated as a "named fiduciary" (within the meaning of Section 403(a)(1) of ERISA), with respect to a pro rata portion of (i) the shares of Fortune Common Stock held which are allocated to other Participants' accounts but as to which directions are not timely received by the Trustee, and (ii) the shares of Fortune Common Stock not allocated to Participants' accounts, and (iii) allocated shares not purchased at the direction of Participants, and such Participant (or beneficiary) shall have the right to direct the Trustee in writing as to the manner in which the Trustee is to vote such shares.

                           (iv) Purchase and sales of Fortune Common Stock shall
be made on the open market as necessary to maintain the target cash percentage and drift allowance for the Fortune Stock Fund, provided that:

                                    (A) If the Trustee is unable to purchase
or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

                                    (B) If the Trustee is prohibited by the
Securities and Exchange Commission, the NYSE, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day, then the Trustee shall purchase or sell such shares as soon as possible thereafter. The Trustee may follow directions from Fortune to deviate from the above purchase and sale procedures provided that such direction is made in writing by Fortune.

                           (v) Execution of Purchases and Sales. (A) Purchases
and sales of units in the Fortune Stock Fund (other than for exchanges) shall be made on the date on which the Trustee receives from Fortune in good order all information, documentation, and wire transfers of funds (if applicable), necessary to accurately effect such transactions. Exchanges of units in the Fortune Stock Fund shall be made in accordance with the Schedule of Exchange Guidelines provided by the Trustee and signed by Fortune. The Trustee may follow directions from Fortune to deviate from the above purchase and sale procedures provided that such direction is made in writing by Fortune.

                                    (B) Purchases and Sales from or to Fortune.
If agreed to between Fortune and the Trustee in writing prior to the trading date, the Trustee may purchase or sell Fortune Common Stock from or to Fortune if the purchase or sale is for adequate consideration (within the meaning of section 3(18) of ERISA) and no commission is charged. If employer contributions or contributions made on behalf of the Participants (employee) under the Plans are to be invested in Fortune Common Stock, Fortune may transfer Fortune Common Stock in lieu of cash to the Trust. In either case, the number of shares to be transferred will be determined by dividing the total amount of Fortune Common Stock to be purchased or sold by the NYSE closing price of the Fortune Common Stock on the trading date.

                                    (C) Use of an Affiliated Broker. Fortune
hereby directs the Trustee to use Fidelity Capital Markets and its affiliates ("Capital Markets") to provide brokerage services in connection with any purchase or sale of Fortune Common Stock in accordance with directions from Plan Participants. Capital Markets shall execute such directions directly or through its affiliate, National Financial Services Company ("NFSC"). The provision of brokerage services shall be subject to the following:

                                            (1) As consideration for such
brokerage services, Fortune agrees that Capital Markets shall be entitled to remuneration under this direction provision in an amount of no more than three and one-fifth cents ($.032) commission on each share of Fortune Common Stock. Any change in such remuneration may be made only by a signed agreement between Fortune and Trustee.

                                            (2) The Trustee will provide Fortune
with a description of Capital Markets' brokerage placement practices and a form by which Fortune may terminate this direction to use a broker affiliated with the Trustee. The Trustee will provide Fortune with this termination form annually, as well as quarterly and annual reports which summarize all securities transaction-related charges incurred by the Plan.

                                            (3) Any successor organization of
Capital Markets, through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this direction provision.

                                            (4) The Trustee and Capital Markets
shall continue to rely on this direction until notified to the contrary. Fortune reserves the right to terminate this direction upon written notice to Capital Markets (or its successor) and the Trustee, in accordance with Section 16 of this Agreement.

                           (vi) Securities Law Reports.  Fortune shall be
responsible for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of Fortune Common Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Fortune Common Stock pending the filing of any report. The Trustee shall provide to Fortune such information on the Trust's ownership of Fortune Common Stock as Fortune may reasonably request in order to comply with Federal or state securities laws.

         (b) Voting of Shares in Fortune Stock Fund.

                           (i) No Trustee Discretion.  Notwithstanding any other
provision of the Plans or this Agreement, the Trustee shall have no discretion or authority to exercise any voting rights with respect to the Fortune Common Stock held in the Fortune Stock Fund except as provided in this Section 6.

                           (ii) Participant Direction.  Each Participant in the
Plans shall be entitled to direct the Trustee in writing or by such other means as agreed to by the Trustee and Fortune, and the Trustee shall solicit the direction of such Participant, as to the manner in which any voting rights of shares attributable to the Participant's proportional interest in the Fortune Stock Fund (vested or unvested) are to be exercised with respect to any matter on which holders of Fortune Common Stock are entitled to vote by proxy, consent or otherwise, and the Trustee shall exercise the voting rights of such shares with respect to such matter in accordance with the most recent timely direction received by the Trustee from such Participant. With respect to the voting rights of shares of Fortune Common Stock held in the Fortune Stock Fund as to which timely directions have not been received by the Trustee as provided in the preceding sentence and any shares of Fortune Common Stock representing the proportional interest in the Fortune Stock Fund which are unallocated to accounts of Participants, the Trustee shall exercise the voting rights of such shares in the same manner and in the same proportion in which the voting rights of shares as to which such directions were received by the Trustee are to be exercised as provided in the preceding sentence. The Trustee shall combine fractional interests of Participants in shares of Fortune Common Stock held in the Fortune Stock Fund to the extent possible so that the voting rights with respect to such matter are exercised in a manner which reflects as accurately as possible the collective directions given by Participants. In giving directions to the Trustee as provided herein, each Participant shall be acting as a named fiduciary with respect to the exercise of voting rights of shares of Fortune Common Stock in accordance with such directions.

                           (iii)  Trustee to Communicate Voting Procedures. When
Fortune prepares for any annual or special meeting, Fortune shall notify the Trustee at least thirty (30) days in advance of the intended record date and shall cause a copy of all proxy solicitation materials to be sent to the Trustee. If requested by the Trustee, Fortune shall certify to the Trustee that the aforementioned materials represents the same information that is distributed to shareholders of Fortune Common Stock. The Trustee will distribute or cause to be distributed as promptly as possible to all Participants entitled to give directions to the Trustee as to the exercise of voting rights with respect to any matter all communications and other materials, if any, that the Trustee may receive from any person or entity (including Fortune) that are being distributed to the holders of Fortune Common Stock and either are directed generally to such holders or relate to any matter on which holders of Fortune Common Stock are entitled to vote by proxy, consent or otherwise, and Fortune will promptly furnish to the Trustee all such communications and other materials, if any, as are being distributed by or on behalf of Fortune. Fortune will provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants as aforesaid. This information will include the names and current addresses of Participants and the number of shares of Fortune Common Stock representing their proportional interest in the Fortune Stock Fund upon which the Trustee may conclusively rely. Based on these materials, the Trustee shall prepare a voting instruction form and will communicate or cause to be communicated to all Participants the procedures regarding the exercise of voting rights of shares of Fortune Common Stock held in the Fortune Stock Fund. The form shall show the proportional interest in the number of full and fractional shares of Fortune Common Stock credited to the Participant's accounts held in the Fortune Stock Fund. Notwithstanding any other provision of this Section 6, the Plan (as communicated to the Trustee by Fortune) or the Trust Agreement to the contrary, unless Fortune or one of its affiliated organizations serves as recordkeeper, to the extent necessary to provide Fortune or one of its affiliated organizations as recordkeeper with information necessary accurately to maintain records of the interest in the Plan of Participants, the Trustee will use its best efforts (A) to keep confidential the direction (or the absence thereof) from each Participant in connection with the exercise of voting rights of shares of Fortune Common Stock held in the Fortune Stock Fund and the identity of such Participant and (B) not to divulge such direction or identity to any person or entity, including, without limitation, Fortune, its affiliated organizations and any director, officer, employee or agent thereof. It is the intent of this Section 6 that Fortune, its affiliated organizations and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) by any Participant in connection with the exercise of voting rights of such shares.

                           (iv) Invalidity. If a court of competent jurisdiction
issues an opinion, order or decree which, in the opinion of counsel to Fortune or the Trustee, will, in all or any particular circumstances; (A) invalidate under ERISA or otherwise any provision or provisions of the Plan or the Trust Agreement with respect to the exercise of voting rights of shares of Fortune Common Stock held in the Fortune Stock Fund; (B) cause any such provision or provisions to conflict with ERISA, or (C) require the Trustee not to act or such voting rights not to be exercised in accordance with such provision or provisions, then, upon written notice thereof to the Trustee (in the case of an opinion of counsel to Fortune) or to Fortune (in the case of an opinion of counsel to the Trustee) such provision or provisions will be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee will have no discretion or authority in such circumstances to exercise voting rights with respect to shares of Fortune Common Stock held in the Fortune Stock Fund, but will exercise such voting rights in accordance with the most recent timely directions received from Participants, to the extent such directions have not been invalidated. To the extent the Trustee, in order to comply with ERISA or other applicable law, exercises any fiduciary responsibility it may have in any circumstances with respect to any exercise of voting rights of shares of Fortune Common Stock held in the Fortune Stock Fund, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so will take directions timely received from Participants as being valid direction with respect to the exercise of such voting rights. In the event that the Trustee, in its sole discretion, determines that in exercising its fiduciary responsibility Under this Section 6(b)(iv) any relevant financial factors bearing on the exercise of voting rights are equal or substantially equal, the Trustee may take into account such non-financial factors as the Trustee deems appropriate in its sole discretion.

         (c) Tender Offers.

                           (i) Tender by Trustee.  Notwithstanding any other
provision of the Plan or the Trust Agreement to the contrary, the Trustee will have no discretion or authority to tender, deposit, sell, exchange or transfer any shares of Fortune Common Stock (which, for purposes of this Section 6, will include any rights within the meaning of Section 6(d)) held in the Fortune Stock Fund pursuant to any tender offer (as defined herein) except as provided in this
Section 6. For purposes of this Section 6, a "tender offer" will mean any tender or exchange offer for or request or invitation for tenders or exchanges of shares of Fortune Common Stock and will include, without limitation, any such tender offer made by or on behalf of Fortune.

                           (ii) Participant Direction.  Each Participant will be
entitled to direct the Trustee in writing or by such other means as agreed to by the Trustee and Fortune, and the Trustee will solicit the direction of such Participant as to the tendering, depositing, selling, exchanging or transferring of shares of Fortune Common Stock attributable to his proportionate interest in the Fortune Stock Fund pursuant to any tender offer, and the Trustee will tender, deposit, sell, exchange or transfer such shares (or will not tender such shares of Fortune Common Stock) pursuant to such tender offer in accordance with the most recent timely direction received by the Trustee from such Participant. With respect to shares of Fortune Common Stock held in the Fortune Stock Fund as to which timely written directions have not been received by the Trustee from Participants, such Participants will be deemed to have directed the Trustee that such shares of Fortune Common Stock, subject to all provisions of the Plans, the Trust Agreement, and applicable law, not be tendered, deposited, sold, exchanged or transferred pursuant to such tender offer, and the Trustee will not tender, deposit, sell, exchange or transfer any of such shares pursuant thereto. If, under the terms of such tender offer or otherwise, any shares of Fortune Common Stock tendered or deposited pursuant thereto may be withdrawn, the Trustee will
(A) use its best efforts to solicit the direction of each Participant, as to the exercise of withdrawal rights with respect to shares of Fortune Common Stock that have been tendered or deposited pursuant to this Section 6, and (B) exercise (or refrain from exercising) such withdrawal rights in the same manner as will reflect the most recent timely directions received with respect to the exercise of such withdrawal rights. The Trustee will not withdraw shares except pursuant to a timely direction of a Participant. The Trustee will combine fractional interests of Participants in shares of Fortune Common Stock held in the Fortune Stock Fund to the extent possible so that such shares are tendered, deposited, sold, exchanged or transferred, and withdrawal rights with respect thereto are exercised, in a manner which reflects as accurately as possible the collective directions given or deemed to have been given by Participants in accordance with this Section 6. In giving or being deemed to have given directions to the Trustee as provided in this Section 6(c), each Participant will be acting as a named fiduciary with respect to the tender, deposit, sale, exchange or transfer of shares of Fortune Common Stock (or the retention of such shares in the Fortune Stock Fund) in accordance with such directions pursuant to this Section 6(c) and the exercise of (or the refraining from exercising) withdrawal rights with respect to shares of Fortune Common Stock tendered or deposited pursuant to the third sentence of this Section 6(c).

                           (iii) Trustee to Communicate Tender Procedures.  In
the event that Fortune receives notice of the commencement of a tender offer for Fortune Common Stock as to which Participants are entitled to give directions as provided in this Section 6, Fortune shall notify the Trustee as soon as administratively possible and shall cause a copy of all materials available to Fortune to be sent to the Trustee. If requested by the Trustee, Fortune shall certify to the Trustee that the aforementioned materials represent the same information available to Fortune. In the event of a tender offer, the Trustee will distribute or cause to be distributed as promptly as possible to all Participants entitled to give directions to the Trustee with respect to such tender offer all communications and other materials, if any, that the Trustee may receive from any person or entity (including Fortune) that are being distributed to the holders of the securities to whom such tender offer is directed and either are directed generally to such holders or relate to such tender offer, and Fortune will promptly furnish to the Trustee all such communications and other materials, if any, as are being distributed by or on behalf of Fortune. Fortune will provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants as aforesaid. This information will include the names and current addresses of Participants and the number of shares of Fortune Common Stock credited to the accounts of each of them, upon which the Trustee may conclusively rely. Based on these materials and after consultation with Fortune, the Trustee shall prepare a tender instruction form to be sent to each Plan Participant with an interest in the Fortune Stock Fund containing the procedures relating to their right to give directions as named fiduciaries to the Trustee. The tender instruction form shall show the number of full and fractional shares of Fortune Common Stock that reflect the Participants' proportional interest in the Fortune Stock Fund. Notwithstanding any other provision of this Section 6, the Plan (as communicated to the Trustee by Fortune) or the Trust Agreement to the contrary, except if Fortune or one of its affiliated organizations serves as recordkeeper, to the extent necessary to provide Fortune or one of its affiliated organizations with information necessary accurately to maintain records of the interest in the Plans of Participants, the Trustee will use it best efforts (A) to keep confidential the direction (or the absence thereof) from each Participant with respect to any tender offer and the identity of such Participant and (B) not to divulge such direction or identity to any person or entity, including, without limitation, Fortune, its affiliated organizations and any director, officer, employee or agent thereof. It is the intent of this Section 6(c) that Fortune, its affiliated organizations and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) or deemed to have been given by any Participant with respect to any tender offer.

                           (iv) Invalidity. If a court of competent jurisdiction
issues an opinion, order or decree which, in the opinion of counsel to Fortune or the Trustee, will, in all or any particular circumstances; (A) invalidate under ERISA or otherwise any provision or provisions of the Plan or the Trust Agreement with respect to the tendering, depositing, sale, exchange or transfer of shares of Fortune Common Stock held in the Fortune Stock Fund or the exercise of any withdrawal rights with respect to shares tendered or deposited pursuant to a tender offer; (B) cause any such provision or provisions to conflict with ERISA; or (C) require the Trustee not to act or such shares not to be tendered, deposited, sold, exchanged or transferred or such withdrawal rights not to be exercised in accordance with such provision or provisions; then, upon written notice thereof to the Trustee (in the case of an opinion of counsel to Fortune) or to Fortune (in the case of an opinion of counsel to the Trustee) such provision or provisions will be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee will have no discretion or authority in such circumstances to tender, deposit, sell, transfer or exchange shares of Fortune Common Stock held in the Fortune Stock Fund (or the retention of such shares in the Fortune Stock Fund) pursuant to a tender offer or with respect to the exercise of (or refraining from exercising) any withdrawal rights with respect to shares tendered or deposited pursuant to a tender offer, but will act in accordance with the most recent timely directions received from Participants to the extent such directions have not been invalidated. To the extent the Trustee, in order to comply with ERISA or other applicable law, exercises any fiduciary responsibility it may have in any circumstances with respect to the tendering, depositing, sale, exchange or transfer of shares of Fortune Common Stock held in the Fortune Stock Fund or the exercise of any withdrawal rights with respect to shares tendered or deposited pursuant to a tender offer, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so will take directions timely received from Participants as being valid direction with respect to a tender offer. In the event that the Trustee, in its sole discretion, determines that in exercising its fiduciary responsibility under this Section 6(c)(iv) any relevant financial factors bearing on the exercise of tender rights are equal or substantially equal, the Trustee may take into account such non-financial factors as the Trustee deems appropriate in its sole discretion.

                           (v) Proceeds of Tender. A direction by a Participant
to the Trustee to tender shares of Fortune Common Stock reflecting the Participant's proportional interest in the Fortune Stock Fund shall not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each proportional interest of the Participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Fortune Common Stock tendered from that interest. Pending receipt of directions from the Participant or the Named Fiduciary, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the investment option described the Schedule of Investment Options provided by the Trustee and signed by Fortune and the Trustee.

         (d) Certain Rights Held in Fortune Stock Fund.

                           (i)  Sale or Exchange of Preferred Share Purchase
Rights. If any Preferred Share Purchase Rights of Fortune (or any rights issued by Fortune in substitution or replacement therefor) held in the Fortune Stock Fund ("rights") become transferable separately from the shares of Fortune Common Stock held in the Fortune Stock Fund as provided in the Plan or Trust Agreement, Fortune agrees to purchase the rights from the Trustee as soon as practicable. As soon as administratively feasible after the rights become separately transferable from the shares of Fortune Common Stock, the Trustee shall, in its sole discretion, appoint an independent financial advisor as specifically permitted under Section 9 of this Trust Agreement. The independent financial advisor shall be retained at the Fortune's expense for the purpose of determining a price at which the rights shall be sold to Fortune by the Trustee. Notwithstanding the foregoing, if prior to the sale of the rights by the Trustee to Fortune, Fortune determines to exchange one right for a share of Fortune, the Trustee will surrender each right that it holds in exchange for a share of Fortune Common Stock.

                           (ii)  Invalidity.  If a court of competent
jurisdiction issues an opinion, order or decree which, in the opinion of counsel to Fortune or the Trustee, will, in all or any particular circumstances, (A) invalidate under ERISA or otherwise any provision or provisions of the Plans or the Trust Agreement with respect to the sale of rights by the Trustee to Fortune or the exchange of rights, (B) cause any such provision or provisions to conflict with ERISA, or (C) require the Trustee not to sell to Fortune or exchange the rights, then, upon written notice thereof to the Trustee (in the case of an opinion of counsel to Fortune) or to Fortune (in the case of an opinion of counsel to the Trustee) such provision or provisions will be given no further force or effect in such circumstances. In the event such opinion, order or decree invalidates the sale or exchange of rights to Fortune on the basis that the price at which the rights are valued by the independent financial advisor does not constitute adequate consideration under ERISA, Fortune shall purchase the rights from the Trustee for adequate consideration as set forth in or determined pursuant to such opinion, order or decree. In the event such opinion, order or decree invalidates the sale or exchange of rights to Fortune for any other reason, the Trustee shall sell the rights to a person or persons not affiliated with Fortune. If the Trustee is unable to sell the rights to a person or persons not affiliated with Fortune, the Trustee shall then follow the directions of Fortune as Named Fiduciary with respect to the disposition of the rights unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of section 404(a) of ERISA or would be contrary to the terms of the Plan (as communicated by Fortune to the Trustee in writing) or this Agreement. It is agreed that the Trustee shall in no way be required to retain the rights

                           (iii) Allocation of Proceeds. Pending receipt of
directions from the Named Fiduciary or the Participant as provided in the Plan, as to which of the remaining investment options the proceeds of the rights should be invested in, the Trustee shall invest the proceeds in the investment option described in the Schedule of Investment Options provided by the Trustee and signed by Fortune and the Trustee.


Section 7.  Administration of Gallaher Fund.

         (a) Investment in Gallaher ADRs. Trust investments in Gallaher ADRs shall be made via the Gallaher Fund. In order to satisfy daily Participant exchange or withdrawal requests for transfers and payments, the Gallaher Fund shall also include cash or short-term liquid investments in accordance with this paragraph. Such holdings will include Colchester Street Trust: Money Market
Portfolio: Class I or such other Mutual Fund or commingled money market pool as agreed to by Fortune and Trustee. Fortune shall, after consultation with the Trustee, establish and communicate to the Trustee in writing a target percentage and drift allowance for such short-term liquid investments. The Trustee shall be responsible for ensuring that the actual cash held in the Gallaher Fund falls within the agreed upon range over time. Each Participant's proportional interest in the Gallaher Fund shall be measured in units of participation, rather than numbers of Gallaher ADRs. Such units shall represent a proportionate interest in all of the assets of the Gallaher Fund, which includes Gallaher ADRs and short-term investments. The Trustee shall determine the NAV for each unit outstanding of the Gallaher Fund. Valuation of the Gallaher Fund shall be based on the NYSE closing price of the Gallaher ADRs, or if unavailable, the latest available price as reported by the principal national securities exchange on which the Gallaher ADRs are traded. The NAV shall be adjusted by dividends paid on the Gallaher ADRs held in the Gallaher Fund, gains or losses realized on sales of Gallaher ADRs, appreciation or depreciation in the market price of those shares owned, and interest on the short-term investments held by the Gallaher Fund, expenses that, pursuant to Fortune's direction, the Trustee accrues from the Gallaher Fund, and commissions on sales of Gallaher ADRs. Investments in Gallaher ADRs shall be subject to the following limitations:

                           (i)  Acquisition Limit.  No further contributions
will be invested in the Gallaher Fund, nor may any exchanges be made to the Gallaher Fund from any of the other investment options. The proceeds of any distribution received by the Gallaher Fund with respect to Gallaher ADRs will be invested as directed by Participants or the Named Fiduciary in accordance with the Plan. Nothing in this Section 7(a)(i), however, restricts the Trustee's ability to retain in the Gallaher Fund any additional Gallaher ADRs received as a result of a stock dividend, stock split or similar transaction.

                            (ii) Sales of Gallaher ADRs. Sales of Gallaher ADRs
shall be made on the open market as necessary to maintain the target cash percentage and drift allowance for the Gallaher Fund, provided that:

                                    (A) If the Trustee is unable to sell the
total number of Gallaher ADRs to be sold on such day as a result of market conditions; or

                                    (B) If the Trustee is prohibited by the
Securities and Exchange Commission, NYSE, or any other regulatory body from selling any or all of the Gallaher ADRs required to be sold on such day, then the Trustee shall purchase or sell such Gallaher ADRs as soon as possible thereafter. The Trustee may follow directions from Fortune to deviate from the above sale procedures provided that such direction is made in writing by Fortune.

                             (iii) Execution of Sales. (A) Sales of Gallaher
ADRs in the Gallaher Fund shall be made on the date on which the Trustee receives from Fortune in good order all information and documentation necessary to accurately effect such transactions. Exchange of units out of the Gallaher Fund shall be made in accordance with the Schedule of Exchange Guidelines provided by the Trustee and signed by Fortune and the Trustee. The Trustee may follow directions from Fortune to deviate from the above sale procedures provided that such direction is made in writing by Fortune.

                                    (B)  Use of an Affiliated Broker.  Fortune
hereby directs the Trustee to use Capital Markets to provide brokerage services in connection with any sale of Gallaher ADRs in accordance with directions from Plan Participants. Capital Markets shall execute such directions directly or through NFSC. The provision of brokerage services shall be subject to the following:

                                            (1) As consideration for such
brokerage services, Fortune agrees that Capital Markets shall be entitled to remuneration under this direction provision in an amount of no more than three and one-fifth cents ($.032) commission on each Gallaher ADR. Any change in such remuneration may be made only by a signed agreement between Fortune and Trustee.

                                            (2) The Trustee will provide Fortune
with a description of Capital Markets' brokerage placement practices and a form by which Fortune may terminate this direction to use a broker affiliated with the Trustee. The Trustee will provide Fortune with this termination form annually, as well as quarterly and annual reports which summarize all securities transaction-related charges incurred by the Plan.

                                            (3) Any successor organization of
Capital Markets, through reorganization, consolidation, merger or similar transactions, shall, upon the consummation of such transaction, become the successor broker in accordance with the terms of this direction.

                                            (4) The Trustee and Capital Markets
shall continue to rely on this direction provision until notified to the contrary. Fortune reserves the right to terminate this direction upon written notice to Capital Markets (or its successor) and the Trustee, in accordance with
Section 16 of this Agreement.

         (b) Voting of Gallaher ADRs.

                           (i)  No Trustee Discretion.  Notwithstanding any
other provision of the Plans or the Trust Agreement to the contrary, the Trustee will have no discretion or authority to provide any voting instructions with respect to Gallaher ADRs held in the Gallaher Fund except as provided in this
Section 7.

                           (ii) Participant Direction.  Each Participant will be
entitled to direct the Trustee in writing, or by such other means as agreed to by Fortune and the Trustee, and the Trustee will solicit the direction of such Participant as to the manner in which the Gallaher ADR depositary should be instructed to vote the Gallaher shares underlying the Gallaher ADRs attributable to his proportionate interest in the Gallaher Fund. The Trustee will instruct the Gallaher ADR depositary that such Gallaher ADRs be voted with respect to any matter in accordance with the most recent timely direction received by the Trustee from such Participant. With respect to the voting of Gallaher ADRs held in the Gallaher Fund as to which timely directions have not been received by the Trustee, the Trustee will instruct the Gallaher ADR depositary to vote the Gallaher shares underlying the Gallaher ADRs in the same manner and in the same proportion in which the Gallaher ADRs as to which such directions were timely received by the Trustee are to be voted. The Trustee will combine fractional interests of Participants in Gallaher ADRs held in the Gallaher Fund to the extent possible so that the voting instructions to the Gallaher ADR depositary with respect to such matter are provided in a manner which reflects as accurately as possible the collective directions given by Participants. In giving directions to the Trustee as provided in this Section 6(b), each Participant will be acting as a named fiduciary with respect to the voting rights of Gallaher ADRs in accordance with such directions pursuant to this
Section 7(b).

                           (iii) Trustee to Communicate Voting Procedures. In
the event that Fortune receives notice of any annual or special meeting of the issuer of Gallaher ADRs, Fortune shall notify the Trustee as soon as administratively feasible of the intended record date and shall cause a copy of all related materials obtained by Fortune to be sent to the Trustee. The Trustee will distribute or cause to be distributed as promptly as possible to all Participants entitled to give directions to the Trustee as to voting with respect to any matter, all communications and other materials, if any, that the Trustee may receive from any person or entity that are being distributed to the holders of Gallaher ADRs and either are directed generally to such holders or relate to any matter on which holders of Gallaher ADRs are entitled to provide voting instructions by proxy, consent or otherwise, and Fortune will promptly furnish to the Trustee all such communications and other materials, if any, that it receives that are being distributed by or on behalf of Gallaher. Fortune will use its reasonable best efforts to provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants as aforesaid. This information will include the names and current addresses of Participants and the Gallaher ADRs representing their proportional interest in the Gallaher Fund, upon which the Trustee may conclusively rely. Based on these materials, the Trustee shall prepare a voting instruction form and will communicate or cause to be communicated to all Participants the procedures regarding the exercise of voting rights of Gallaher ADRs held in the Gallaher Fund. The form shall show the proportional interest in the number of full and fractional shares of Gallaher ADRs credited to the Participant's accounts held in the Gallaher Fund. Notwithstanding any other provision of this Section 6, the Plans (as communicated to the Trustee by Fortune) or the Trust Agreement to the contrary, except if Fortune or one of its affiliated organizations serves as recordkeeper, to the extent necessary to provide Fortune or one of its affiliated organizations as recordkeeper with information necessary accurately to maintain records of the interest in the Plans of Participants, the Trustee will use its best efforts (A) to keep confidential the direction (or the absence thereof) from each Participant in connection with the voting of Gallaher ADRs held in the Gallaher Fund and the identity of such Participant, and (B) not to divulge such direction or identity to any person or entity, including, without limitation, Gallaher, Fortune, their affiliated organizations and any director, officer, employee or agent thereof. It is the intention of this Section 7 that Gallaher, Fortune, their affiliated organizations and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) by any Participant in connection with the voting of Gallaher ADRs.

                           (iv) Invalidity.  If a court of competent
jurisdiction issues an opinion, order or decree which, in the opinion of counsel to Fortune or the Trustee, will, in all or any particular circumstances; (A) invalidate under ERISA or otherwise any provision or provisions of the Plans or the Trust Agreement with respect to the voting of Gallaher ADRs held in the Gallaher Fund; (B) cause any such provision or provisions to conflict with ERISA; or (C) require the Trustee not to act or such voting rights not to be exercised in accordance with such provision or provisions; then, upon written notice thereof to the Trustee (in the case of an opinion of counsel to Fortune) or to Fortune (in the case of an opinion of counsel to the Trustee) such provision or provisions will be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee will have no discretion or authority in such circumstances to provide voting instructions with respect to Gallaher ADRs held in the Gallaher Fund, but will exercise such voting rights in accordance with the most recent timely directions received from Participants to the extent such directions have not been invalidated. To the extent the Trustee, in order to comply with ERISA or other applicable law, exercises any fiduciary responsibility it may have in any circumstances with respect to providing voting instructions regarding Gallaher ADRs held in the Gallaher Fund, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so, will take into account directions timely received from Participants as being valid direction.

         (c) Tendering of Gallaher ADRs.

                           (i) Tender by Trustee.  Notwithstanding any other
provision of the Plans or the Trust Agreement to the contrary, the Trustee will have no discretion or authority to tender, deposit, sell, exchange or transfer any Gallaher ADRs representing the proportional interest in the Gallaher Fund (or to give directions to the Gallaher ADR depositary with respect to securities underlying the Gallaher ADRs) pursuant to any tender offer (as defined herein) except as provided in this Section 7(c). For purposes of this Section 7(c), a "tender offer" will mean any tender or exchange offer for or request or invitation for tenders or exchanges of Gallaher ADRs (or securities underlying the Gallaher ADRs) and will include, without limitation, any such tender offer made by or on behalf of Gallaher Group Plc.

                           (ii) Participant Direction.  Each Participant will be
entitled to direct the Trustee in writing, or by such other means as agreed to by the Trustee and Fortune, and the Trustee will solicit the written direction of such Participant as to the tendering, depositing, selling, exchanging or transferring of Gallaher ADRs attributable to his proportionate interest in the Gallaher Fund (or to provide instructions to the Gallaher ADR depositary with respect to securities underlying the Gallaher ADRs) pursuant to any tender offer, and the Trustee will tender, deposit, sell, exchange or transfer Gallaher ADRs (or will not tender such Gallaher ADRs) (or will provide instructions to the Gallaher ADR depositary with respect to securities underlying the Gallaher
ADRs) pursuant to such tender offer in accordance with the most recent timely direction received by the Trustee from such Participant. With respect to Gallaher ADRs held in the Gallaher Fund as to which timely directions have not been received by the Trustee from Participants, such Participants will be deemed to have directed the Trustee not to tender such Gallaher ADRs in the Gallaher Fund (or to provide instructions to the Gallaher ADR depositary that securities underlying the Gallaher ADRs not be tendered by the Gallaher ADR depositary) subject to all provisions of the Plans, the Trust Agreement, and applicable law, not be tendered, deposited, sold, exchanged or transferred pursuant to such tender offer, and the Trustee will act in accordance therewith. In the event that, under the terms of such tender offer or otherwise, any Gallaher ADRs (or securities underlying Gallaher ADRs) tendered or deposited pursuant thereto may be withdrawn, the Trustee will use its best efforts to solicit the direction of each Participant as to the exercise of withdrawal rights with respect to Gallaher ADRs (or securities underlying Gallaher ADRs) that have been tendered or deposited pursuant to this Section 7(c), and the Trustee will exercise (or refrain from exercising) (or instruct the Gallaher ADR depositary to exercise or refrain from exercising) such withdrawal rights in the same manner as will reflect the most recent timely directions received with respect thereto. The Trustee will not withdraw Gallaher ADRs (or instruct the Gallaher ADR depositary to withdraw securities underlying Gallaher ADRs) except pursuant to a timely direction of a Participant. The Trustee will combine fractional interests of Participants in Gallaher ADRs held in the Gallaher Fund to the extent possible so that such Gallaher ADRs are tendered, deposited, sold, exchanged or transferred, and withdrawal rights with respect thereto are exercised, in a manner which reflects as accurately as possible the collective directions given or deemed to have been given by Participants in accordance with this Section 7(c). In giving or being deemed to have given directions to the Trustee as provided in this Section 7(c), each Participant will be acting as a named fiduciary in accordance with such directions pursuant to this Section 7(c).

                           (iii) Trustee to Communicate Tender Procedures. In
the event that Fortune receives notice of the commencement of a tender offer as to which Participants are entitled to give directions as provided in this
Section 7(c), Fortune shall notify the Trustee as soon as administratively feasible of the intended record date and shall cause a copy of all related materials obtained by Fortune to be sent to the Trustee. In the event of such a tender offer, the Trustee will distribute or cause to be distributed as promptly as possible to all Participants entitled to give directions to the Trustee with respect to such tender offer all communications and other materials, if any, that the Trustee may receive from any person or entity that are being distributed to the holders of the securities to whom such tender offer is directed and either are directed generally to such holders or relate to such tender offer. Fortune will use its reasonable best efforts to provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants, as aforesaid. This information will include the names and current addresses of Participants and the Gallaher ADRs or securities underlying such Gallaher ADRs representing their proportionate interests in the Gallaher Fund, upon which the Trustee may conclusively rely. Based on these materials and after consultation with Fortune, the Trustee shall prepare a tender instruction form to be sent to each Plan Participant with an interest in the Gallaher Fund containing the procedures relating to their right to give directions as named fiduciaries to the Trustee. The tender instruction form shall show the number of full and fractional Gallaher ADRs that reflect the Participants proportional interest in the Gallaher Fund. Notwithstanding any other provision of this
Section 7(c), the Plans (as communicated to the Trustee by Fortune) or the Trust Agreement to the contrary, except if Fortune or one of its affiliated organizations serves as recordkeeper, to the extent necessary to provide Fortune or one of its affiliated organizations as recordkeeper with information necessary accurately to maintain records of the proportional interest in the Plan of Participants, the Trustee will use its best efforts (A) to keep confidential the direction (or the absence thereof) from each Participant with respect to any tender offer and the identity of such Participant, and (B) not to divulge such direction or identity to any person or entity, including, without limitation, Gallaher, Fortune, their affiliated organizations and any director, officer, employee or agent thereof. It is the intent of this Section 7 that Gallaher, Fortune, their affiliated organizations and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) or deemed to have been given by any Participant with respect to any tender offer.

                           (iv)  Invalidity.  If a court of competent
jurisdiction issues an opinion, order or decree which, in the opinion of counsel to Fortune or the Trustee, will, in all or any particular circumstances; (A) invalidate under ERISA or otherwise any provision or provisions of the Plans or the Trust Agreement with respect to the tendering, depositing, sale, exchange or transfer of Gallaher ADRs (or securities underlying Gallaher ADRs) held in the Gallaher Fund or the exercise of any withdrawal rights with respect to Gallaher ADRs (or securities underlying Gallaher ADRs) tendered or deposited pursuant to a tender offer; (B) cause any such provision or provisions to conflict with ERISA; or (C) require the Trustee not to act or such Gallaher ADRs (or securities underlying Gallaher ADRs) not to be tendered, deposited, sold, exchanged or transferred or such withdrawal rights not to be exercised in accordance with such provision or provisions; then, upon written notice thereof to the Trustee (in the case of an opinion of counsel to Fortune) or to Fortune (in the case of an opinion of counsel to the Trustee) such provision or provisions will be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee will have no discretion or authority in such circumstances to tender, deposit, sell, transfer or exchange Gallaher ADRs held in the Gallaher Fund (or the retention of such shares in the Gallaher Fund), or to give instructions to the Gallaher ADR depositary with respect to securities underlying Gallaher ADRs, pursuant to a tender offer or with respect to the exercise of (or refraining from exercising) any withdrawal rights with respect thereto, but will act in accordance with the most recent timely directions received from Participants to the extent such directions have not been invalidated. To the extent the Trustee, in order to comply with ERISA or other applicable law, exercises any fiduciary responsibility it may have in any circumstances with respect to the tendering, depositing, sale, exchange or transfer of Gallaher ADRs held in the Gallaher Fund, or giving instructions to the Gallaher ADR depositary with respect to securities underlying Gallaher ADRs, or the exercise of any withdrawal rights with respect thereto, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so, will take into account directions timely received from Participants as being valid direction.

                           (v) Proceeds of Tender.  The proceeds of any sale,
exchange or transfer of Gallaher ADRs (or securities underlying Gallaher ADRs) will be allocated pursuant to the direction of a Participant; provided, however, that the proceeds thereof will not be held in the Gallaher Fund.


Section 8.  Investment Options.

         (a) Participant Loans. (i) General Purpose Loans. The Administrator shall act as the Trustee's agent for Participant loan notes and as such shall
(i) separately account for repayments of such loans and clearly identify such assets as Plan assets and (ii) collect and remit all principal and interest payments to the Trustee. To originate a Participant loan, the Plan Participant shall direct the Trustee as to the term and amount of the loan to be made from the Participant's individual account. Such directions shall be made by Plan Participants by use of the exchange system maintained for such purpose by the Trustee or its agent. The Trustee shall determine, based on the current value of the Participant's account on the date of the request and any guidelines provided by Fortune, the amount available for the loan. Based on the interest rate supplied by Fortune in accordance with the terms of the Plan, the Trustee shall advise the Participant of such interest rate, as well as the installment payment amounts. The Trustee shall distribute the loan agreement and truth-in-lending disclosure with the proceeds check to the Participant. To facilitate recordkeeping, the Trustee may destroy the original of any proceeds check made in connection with a loan to a Participant under the Plan, provided that the Trustee or its agent first creates a duplicate by a photographic or optical scanning or other process yielding a reasonable facsimile of the promissory note and the Plan Participant's signature thereon, which duplicate may be reduced or enlarged in size from the actual size of the original promissory note.

                                    (ii)  Loans for the Purchase of a Primary
Residence. The Administrator shall act as the Trustee's agent for the purpose of holding all trust investments in Participant loan notes and related documentation and as such shall (i) hold physical custody of and keep safe the notes and other loan documents, (ii) separately account for repayments of such loans and clearly identify such assets as Plan assets, (iii) collect and remit all principal and interest payments to the Trustee, and (iv) cancel and surrender the notes and other loan documentation when a loan has been paid in full. To originate a Participant loan, the Plan Participant shall direct the Trustee as to the type of loan to be made from the Participant's individual account. Such directions shall be made by Plan Participants by use of the exchange system maintained for such purpose by the Trustee or its agent. The Trustee shall determine, based on the current value of the Participant's account, the amount available for the loan. Based on the interest rate supplied by Fortune in accordance with the terms of the Plan, the Trustee shall advise the Participant of such interest rate, as well as the installment payment amounts. The Trustee shall forward the loan document to the Participant for execution and submission for approval to the Administrator. The Administrator shall have the responsibility for approving the loan and instructing the Trustee to send the loan proceeds to the Administrator or to the Participant if so directed by the Administrator. In the event that approval or disapproval by the Administrator is not made within thirty (30) days of the Participant's initial request (the origination date), the loan shall be deemed disapproved.

         (b) Outside Managed Separate Investment Funds. This Paragraph is intended to authorize appointment of an investment manager as contemplated in
Section 402(c)(3) of ERISA.

         Fortune may appoint an investment manager with respect to some or all of the assets of the Plan. The appointment of the investment manager shall be made by an officer of Fortune or other named fiduciary authorized by a resolution of Fortune's Board of Directors to make such appointments. The authority of the investment manager shall not begin until Trustee receives from Fortune notice satisfactory to Trustee that the investment manager has been appointed and that the investment manager has acknowledged in writing that with respect to the relevant assets of the Fund he or she or it is a fiduciary with respect to the Plan within the meaning of ERISA. The investment manager's authority shall continue until Trustee receives similar notice that the appointment has been rescinded. By notifying Trustee of the appointment of an investment manager, Fortune shall be deemed to warrant that such investment manager meets the requirements of Section 3(38) of ERISA, but Trustee may demand independent evidence that any investment manager meets those requirements.

         The assets with respect to which a particular investment manager has been appointed shall be segregated from all other assets held by Trustee under this Agreement and the investment manager shall have the duty and power to direct Trustee in every aspect of their investment. The Trustee shall follow the directions of an investment manager regarding the investment and reinvestment of the Trust, or such portion thereof as shall be under management by the investment manager, and shall be under no duty or obligation to review any investment to be acquired, held or disposed of pursuant to such directions nor make any recommendations with respect to the disposition or continued retention of any such investment. The Trustee shall have no liability or responsibility for acting without question on the direction of, or failing to act in the absence of any direction from an investment manager, unless the trustee has knowledge that by such action or failure to act it will be participating in or undertaking to conceal a breach of fiduciary duty by that investment manager. Upon request, Trustee shall execute appropriate powers of attorney authorizing an investment manager appointed hereunder to exercise the powers and duties of the investment manager.

         Trustee may rely upon any order, certificate, notice, direction or other documentary confirmation purporting to have been issued or given by an investment manager which Trustee believes to be genuine and to have been issued or given by such investment manager.

         An investment manager shall certify, at the request of the Trustee, the value of any securities or other property held in any fund managed by such investment manager, and such certification shall be regarded as a direction with regard to such valuation. The Trustee shall be entitled to conclusively rely upon such valuation.

         Any oral direction shall be followed by a written confirmation as soon as practical. Trustee shall follow the procedures established by Fortune to validate such oral directions.

         (c) Reliance of Trustee on Directions.

               (i) The Trustee shall not be liable for any loss, or expense which arises from any Participant's exercise or non-exercise of rights under this Section 8 over the assets in the Participant's accounts.

              (ii) The Trustee shall not be liable for any loss or expense which arises from the Named Fiduciary's exercise or non-exercise of rights under this
Section 8, unless it was clear on their face that the actions to be taken under the Named Fiduciary's directions were prohibited by the fiduciary duty rules of
Section 404(a) of ERISA or were contrary to the terms of the Plan as communicated in writing to the Trustee.

Section 9. Trustee Powers. The Trustee shall have the following powers and authority:

               (a) Subject to the provisions of this Trust Agreement, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

               (b) To cause any securities or other property held as part of the Trust to be registered in the Trustee's own name, in the name of one or more of its nominees, or in the Trustee's account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

               (c) To keep that portion of the Trust in cash or cash balances as Fortune may, from time to time, deem to be in the best interest of the Trust.

               (d) To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.

               (e) To borrow funds from a bank not affiliated with the Trustee in order to provide sufficient liquidity to process Plan transactions in a timely fashion, provided that the cost of borrowing shall be allocated in a reasonable fashion to the investment fund(s) in need of liquidity.

               (f) To settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action, from the Trust if not paid by Fortune.

               (g) To employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by Fortune.

               (h) To invest all of any part of the assets of the Trust in guaranteed interest contracts and short-term investments (including interest bearing accounts with the Trustee of money market mutual funds advised by affiliates of the Trustee) and in any collective investment trust or group trust, including any collective investment trust or group trust maintained by the Trustee, which then provides for the pooling of the assets of plans described in Section 401(a) and exempt from tax under Section 501(a) of the Code, or any comparable provisions of any future legislation that amends, supplements, or supersedes those sections, provided that such collective investment trust or group trust is exempt from tax under the Code or regulations or rulings issued by the Internal Revenue Service; the provisions of the document governing such collective investment trusts or group trusts, as it may be amended from time to time, shall govern any investment therein and are hereby made a part of this Trust Agreement.

               (i) To do all other acts although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.

Section 10.  Recordkeeping and Administrative Services to Be Performed.

         (a) General. The Trustee shall perform those recordkeeping and administrative functions described in the Schedule of Administrative Services provided by the Trustee and signed by Fortune. These recordkeeping and administrative functions shall be performed within the framework of Fortune's written directions regarding the Plan's provisions, guidelines and interpretations.

         (b) Accounts. The Trustee shall keep accurate accounts of all investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of each Reporting Date. Within thirty (30) days following each Reporting Date or within sixty (60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee, or the termination of this Agreement, the Trustee shall file with Fortune a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date. Except as otherwise required under ERISA, upon the expiration of six (6) months from the date of filing such account, the Trustee shall have no liability or further accountability with respect to the propriety of its acts or transactions shown in such account, except with respect to such acts or transactions as to which a written objection shall have been filed with the Trustee within such six (6) month period.

         (c) Inspection and Audit. All records generated by the Trustee in accordance with paragraphs (a) and (b) shall be open to inspection and audit, during the Trustee's regular business hours prior to the termination of this Agreement, by Fortune or any person designated by Fortune. Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to Fortune, at no expense to Fortune, in the format regularly provided to Fortune, a statement of each Participant's accounts as of the resignation, removal, or termination, and the Trustee shall provide to Fortune or the Plan's new recordkeeper such further records as are reasonable, at Fortune's expense.

         (d) Effect of Plan Amendment. Fortune has delivered to the Trustee confirmation that the Plans are tax qualified under the Code. The Trustee's provision of the recordkeeping and administrative services set forth in this
Section 10 shall be conditioned on Fortune delivering to the Trustee a copy of any amendment to the Plan as soon as administratively feasible following the amendment's adoption, with, if requested, an IRS determination letter or an opinion of counsel covering such amendment, and on Fortune providing the Trustee on a timely basis with all the information Fortune deems necessary for the Trustee to perform the recordkeeping and administrative services and such other information as the Trustee may reasonably request.

         (e) Returns, Reports and Information. Except as set forth on the Schedule of Administrative Services and in this Agreement, Fortune shall be responsible for the preparation and filing of all returns, reports, and information required of the Trust or Plan by law. The Trustee shall provide Fortune with such information as Fortune may reasonably request to make these filings. Fortune shall also be responsible for making any disclosures to Participants required by law, except such disclosure as may be required under federal or state truth-in-lending laws with regard to Participant loans, which shall be provided by the Trustee.

         (f) Allocation of Plan Interests. All transfers to, withdrawals from, or other transactions regarding the Trust shall be conducted in such a way that the proportionate interest in the Trust of each Plan and the fair market value of that interest may be determined at any time. Whenever the assets of more than one Plan are commingled in the Trust or in any investment option, the undivided interest therein of each such Plan shall be debited or credited (as the case may be) (i) for the entire amount of every contribution received on behalf of such Plan, every benefit payment, or other expense attributable solely to such Plan, and every other transaction relating only to such Plan; and (ii) for its proportionate share of every item of collected or accrued income, gain or loss, and general expense, and of any other transactions attributable to the Trust or that investment option as a whole.

Section 11. Compensation and Expenses. All reasonable expenses of plan administration as shown on the Schedule of Fees provided by the Trustee and signed by Fortune, as amended from time to time, shall be a charge against and paid from the appropriate Plan Participants' accounts, except to the extent such amounts are paid by Fortune in a timely manner.

         All expenses of the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, shall be a charge against and paid from the appropriate Participants' accounts.

Section 12.  Directions and Indemnification.

         (a) Identity of Administrator and Named Fiduciaries. The Trustee shall be fully protected in relying on the fact that the Administrator and the Named Fiduciaries under a Plan are the individuals or persons named as such on the Authorization Letters signed by Fortune or on a Plan Designation Form provided by the Trustee and signed by Fortune or such other individuals or persons as Fortune may notify the Trustee in writing.

         (b) Directions from Fortune or Administrator. Whenever Fortune or the Administrator provides a direction to the Trustee, the Trustee shall not be liable for any loss or expense arising from the direction if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by Fortune provided the Trustee reasonably believes the signature of the individual to be genuine unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of section 404(a) of ERISA or would be contrary to the terms of this Agreement. Such direction may also be made via Electronic Data Transfer ("EDT") in accordance with procedures agreed to by Fortune and the Trustee; provided, however, that the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by Fortune. The Trustee shall have no responsibility to ascertain any direction's (i) accuracy, (ii) compliance with the terms of the Plan or any applicable law, or (iii) effect for tax purposes or otherwise.

         (c) Directions from Named Fiduciary. Whenever Fortune or the Named Fiduciary provides a direction to the Trustee, the Trustee shall not be liable for any loss or expense arising from the direction (i) if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Named Fiduciary and (ii) if the Trustee reasonably believes the signature of the individual to be genuine, unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of section 404(a) of ERISA or would be contrary to the terms of the Plan (as communicated by Fortune to the Trustee in writing) or this Agreement. For purposes of this Section, such direction may also be made via electronic data transfer (EDT) or other electronic means in accordance with procedures agreed to by the Named Fiduciary and the Trustee; provided, however, that the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Named Fiduciary.

         (d) Co-Fiduciary Liability. In any other case, the Trustee shall not be liable for any loss, or by reason of any breach, arising from any act or omission of another fiduciary under the Plan except as provided in section 405(a) of ERISA. Without limiting the foregoing, the Trustee shall have no liability for the acts or omissions of any predecessor or successor trustee.

         (e) Indemnification. Fortune shall indemnify the Trustee against, and hold the Trustee harmless from, any and all loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all loss arising solely from the Trustee's negligence or bad faith.

                  The Trustee shall indemnify Fortune against and hold Fortune harmless from any and all such loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorney's fees and disbursements, that may be incurred by, imposed upon, or asserted against Fortune solely as a result of (i) any defects in the investment methodology embodied in the target asset allocation or model portfolio provided through Fidelity Portfolio PlannerSM, except to the extent that any such loss, damage, penalty, liability, cost or expense arises from information provided by the Participant, Fortune or third parties; or (ii) any prohibited transactions resulting from the provision by the Trustee of Fidelity PortfolioPlanner.

         (f) Survival. The provisions of this Section 12 shall survive the termination of this Agreement.

Section 13.  Resignation or Removal of Trustee.

         (a) Resignation. The Trustee may resign at any time upon sixty (60) days' notice in writing to Fortune, unless a shorter period of notice is agreed upon by Fortune.

         (b) Removal. Fortune may remove the Trustee at any time upon sixty (60) days' notice in writing to the Trustee, unless a shorter period of notice is agreed upon by the Trustee.

Section 14.  Successor Trustee.

         (a) Appointment. If the office of Trustee becomes vacant for any reason, Fortune may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.

         (b) Acceptance. When the successor trustee accepts its appointment under this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee. The predecessor trustee shall execute all instruments and do all acts that reasonably may be necessary or reasonably may be requested in writing by Fortune or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.

         (c) Corporate Action. Any successor of the Trustee or successor trustee, through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction, shall, upon consummation of the transaction, become the successor trustee under this Agreement.

Section 15. Termination. This Agreement may be terminated at any time by Fortune upon sixty (60) days' notice in writing to the Trustee. On the date of the termination of this Agreement, the Trustee shall forthwith transfer and deliver to such individual or entity as Fortune shall designate, all cash and assets then constituting the Trust. If, by the termination date, Fortune has not notified the Trustee in writing as to whom the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by Fortune for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys' fees and disbursements.

Section 16. Resignation, Removal, and Termination Notices. All notices of resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to Fortune c/o Director, Corporate Employee Benefits, 1700 East Putnam Avenue, Old Greenwich, Connecticut 06870, and to the Trustee c/o Legal Department, ERISA Group, Fidelity Investments, 82 Devonshire Street, Boston, Massachusetts 02109, or to such other addresses as the parties have notified each other of in the foregoing manner.

Section 17.  Duration.   This Trust shall continue in effect without limit as to
time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.

Section 18. Amendment or Modification. This Agreement may be amended or modified at any time and from time to time only by an instrument executed by both Fortune and the Trustee. Notwithstanding the foregoing, to reflect increased operating costs the Trustee may once each calendar year amend the Schedule of Fees without Fortune's consent upon seventy-five (75) days written notice to Fortune.

Section 19.  Electronic Services.

         (a) The Trustee may provide communications and services via electronic medium ("Electronic Services"), including, but not limited to, Fidelity Plan Sponsor WebStation, Client Intranet, Client e-mail, interactive software products or any other information provided in an electronic format. Fortune, its agents and employees agree to keep confidential and not publish, copy, broadcast, retransmit, reproduce, commercially exploit or otherwise redisseminate the data, information, software or services without the Trustee's written consent.

         (b) Fortune shall be responsible for installing and maintaining all Electronic Services on its computer network and/or Intranet upon receipt in a manner so that the information provided via the Electronic Services will appear in the same form and content as it appears on the form of delivery, and for any programming required to accomplish the installation. Materials provided for Plan Sponsor's intranet web sites shall be installed by Fortune and shall be clearly identified as originating from Fidelity. Fortune shall promptly remove Electronic Services from its computer network and/or Intranet, or replace the Electronic Services with an updated service provided by the Trustee, upon written notification (including written notification via facsimile) by the Trustee.

         (c) All Electronic Services shall be provided to Fortune without any express or implied legal warranties or acceptance of legal liability by the Trustee relative to the use of material or Electronic Services by Fortune. No rights are conveyed to any property, intellectual or tangible, associated with the contents of the Electronic Services and related material.

         (d) To the extent that any Electronic Services utilize Internet services to transport data or communications, the Trustee will take, and Fortune agrees to follow, reasonable security precautions; however, the Trustee disclaims any liability for interception of any such data or communications. The Trustee shall not be responsible for, and makes no warranties regarding access, speed or availability of Internet or network services. The Trustee shall not be responsible for any loss or damage related to or resulting from any changes or modifications to the electronic material after delivering it to Fortune.

Section 20.  General.

         (a) Performance by Trustee, its Agents or Affiliates. Fortune acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or affiliates, including Fidelity Investments Institutional Operations Company or its successor, and that certain of such services may be provided pursuant to one or more other contractual agreements or relationships.

         (b) Delegation by Employer. By authorizing the assets of any Plan as to which it is an employer to be deposited in the Trust, each employer, other than Fortune, hereby irrevocably delegates and grants to Fortune full and exclusive power and authority to exercise all of the powers conferred upon Fortune and each employer by the terms of this Agreement, and to take or refrain from taking any and all action which such employer might otherwise take or refrain from taking with respect to this Agreement, including the sole and exclusive power to exercise, enforce or waive any rights whatsoever which such employer might otherwise have with respect to the Trust, and irrevocably appoints Fortune as its agent for all purposes under this Agreement. The Trustee shall have no obligation to account to any such employer or to follow the instructions of or otherwise deal with any such employer, the intention being that the Trustee shall deal solely with Fortune.

         (c) Entire Agreement. This Agreement, including the Schedules referred to herein which are incorporated herein by reference, contains all of the terms agreed upon between the parties with respect to the subject matter hereof.

         (d) Waiver. No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

         (e) Successors and Assigns. The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.

         (f) Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         (g) Section Headings. The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

Section 21.  Governing Law.

         (a) Massachusetts Law Controls. This Agreement is being made in the Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust. The validity, construction, effect, and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are superseded under section 514 of ERISA.

         (b) Trust Agreement Controls. The Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control.

Section 22. Plan Qualification. Fortune shall be responsible for verifying that while any assets of a particular Plan are held in the Trust, the Plan (i) is qualified within the meaning of section 401(a) of the Code; (ii) is permitted by existing or future rulings of the United States Treasury Department to pool its funds in a group trust; and (iii) permits its assets to be commingled for investment purposes with the assets of other such plans by investing such assets in this Trust. If any Plan ceases to be qualified within the meaning of section 401(a) of the Code, Fortune shall notify the Trustee as promptly as is reasonable. Upon receipt of such notice, the Trustee shall promptly segregate and withdraw from the Trust, the assets which are allocable to such disqualified Plan, and shall dispose of such assets in the manner directed by Fortune.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                  FORTUNE BRANDS, INC.

Attest:  Mark S. Lyon             By: /s/ Gilbert L. Klemann, II
        ---------------              -----------------------------------------
          Secretary
                                  Name:  Gilbert L. Klemann, II
                                        --------------------------------------

                                  Title: Executive Vice President - Corporate
                                         --------------------------------------

                                  Date:  September 30, 1999
                                         --------------------------------------


                                  FIDELITY MANAGEMENT TRUST
                                  COMPANY

Attest:  Douglas O. Kant
        ------------------        By: /s/ Carolyn Redden
            Secretary                ------------------------------------------

                                  Name:  Carolyn Redden
                                        ---------------------------------------

                                  Title: Vice President
                                        ---------------------------------------

                                  Date:  October 7, 1999
                                        ---------------------------------------